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                                                                    EXHIBIT 31.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
          PURSUANT TO RULE 13A-14(A) OR 15D-14(A) UNDER THE SECURITIES
                              EXCHANGE ACT OF 1934


      In connection with the Quarterly Report of NGAS Resources, Inc., a British Columbia corporation formerly named Daugherty Resources, Inc. (the "Company"), on Form 10-QSB (the "Report") for the quarter ended June 30, 2004 (the "Reporting Period"), as filed with the Securities Exchange Commission on the date hereof under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the undersigned, Michael P. Windisch, Chief Financial Officer of the Company, certifies pursuant to Rule 13a-14(a) under the Exchange Act that:

      1. I have reviewed the Report.

      2. Based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading with respect to the Reporting Period.

      3. Based on my knowledge, the condensed consolidated financial statements and other financial information included in the Report fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods reported therein.

      4. The Company's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) for the Company and internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) for the Company, and we have:

            (a) designed those disclosure controls and procedures, or caused them to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by other personnel employed by the Company and its subsidiaries, particularly within the Reporting Period;

            (b) designed those internal controls over financial reporting, or caused them to be designed under our supervision, to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

            (c) evaluated the effectiveness of the Company's disclosure controls and procedures and presented in the Report our conclusions about the effectiveness of those disclosure controls and procedures, as of the end of the Reporting Period based on that evaluation; and

            (d) disclosed in the Report any change in the Company's internal control over financial reporting that occurred during the last fiscal quarter of the Reporting Period that has materially affected or is reasonably likely to materially affect the Company's internal control over financial reporting.

      5. Based on our most recent evaluation of internal control over financial reporting, the Company's other certifying officer and I have disclosed to the Company's auditors and the audit committee of the Company's board of directors:

            (a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and

            (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

/s/ Michael P. Windisch

Michael P. Windisch
Chief Financial Officer
August 10, 2004